Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “Supplemental Indenture”), dated as of July 29, 2016, among PBF Energy Western Region LLC, a Delaware limited liability company (“PBF Energy Western Region”) and subsidiary of PBF Holding Company LLC, a Delaware limited liability company (the “Company”), Torrance Refining Company LLC, a Delaware limited liability company and subsidiary of the Company (“Torrance Refining”), Torrance Logistics Company LLC, a Delaware limited liability company and subsidiary of the Company (“Torrance Logistics” and, together with PBF Energy Western Region and Torrance Refining, the “Guaranteeing Subsidiaries” and, each individually, a “Guaranteeing Subsidiary”), the Company and PBF Finance Corporation, a Delaware Corporation (“Finance Co.” and, together with the Company, the “Issuers”), Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”), transfer agent (the “Transfer Agent”), registrar (the “Registrar”), authenticating agent (the “Authenticating Agent”) and notes collateral agent (the “Notes Collateral Agent” and, together with the Paying Agent, the Transfer Agent, the Registrar and the Authenticating Agent, the “Agents”).
W I T N E S S E T H
WHEREAS, each of the Issuers and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Indenture”), dated as of November 24, 2015, providing for the issuance of an unlimited aggregate principal amount of 7.00% Senior Secured Notes due 2023 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers, the Trustee and the Agents are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

(a)Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Agents and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
(i)the principal of and interest, premium and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee or the Agents hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and each Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
(b)The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c)The following is hereby waived, to the extent permitted by law: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.
(d)This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and each Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
(e)If any Holder or the Trustee or any Agent is required by any court or otherwise to return to the Issuers, the Guarantors (including each Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder or such Agent, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f)Each Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g)As between each Guaranteeing Subsidiary, on the one hand, and the Holders, the Agents and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guaranteeing Subsidiary for the purpose of this Guarantee.
(h)Each Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.
(i)Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article X of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.
(j)This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(k)In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(l)This Guarantee shall be a general senior secured obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future senior Indebtedness of such Guaranteeing Subsidiary.
(m)Each payment to be made by each Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(3)Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(4)Merger, Consolidation or Sale of All or Substantially All Assets.
(a)Except as otherwise provided in Section 5.01(c) of the Indenture, each Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuers or such Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)(a) such Guaranteeing Subsidiary is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guaranteeing Subsidiary, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Person”);
(b) the Successor Person, if other than such Guaranteeing Subsidiary, expressly assumes all the obligations of such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and the Agents;
(c) immediately after such transaction, no Default exists;
(d) the Issuers shall have delivered to the Trustee and the Registrar an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;
(e) to the extent any assets of the Guarantor which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and
(f) the Collateral owned by or transferred to the Successor Person shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien for the benefit of the Holders of the Notes, and (iii) not be subject to any Lien other than Liens not prohibited under this Indenture; or
(ii)the transaction is made in compliance with Section 4.10 of the Indenture;
(b)Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, each Guaranteeing Subsidiary may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuers.
(5)Releases. The Guarantee of any Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by such Guaranteeing Subsidiary, the Issuers, the Agents or the Trustee is required for the release of such Guaranteeing Subsidiary’s Guarantee, upon:
(1)(a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guaranteeing Subsidiary, after which such Guaranteeing Subsidiary is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guaranteeing Subsidiary, in each case, to a Person that is not the Issuers or a Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;
(b) [reserved];
(c) the proper designation of such Guaranteeing Subsidiary as an Unrestricted Subsidiary;
(d) the Issuers exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII of the Indenture or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; or
(e) upon the liquidation or dissolution of the Guaranteeing Subsidiary; provided that no Default or Event of Default has occurred and is continuing; and
(2)the Issuers delivering to the Trustee (with a copy to the Notes Collateral Agent) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
(6)No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuers or the Guarantors (including each Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(7)Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(8)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(9)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(10)The Trustee and the Agents. Neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and each Guaranteeing Subsidiary.
(11)Subrogation. Each Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by such Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.
(12)Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13)Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(j) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

PBF ENERGY WESTERN REGION LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel and Secretary

TORRANCE REFINING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel and Secretary

TORRANCE LOGISTICS COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel and Secretary

PBF FINANCE CORPORATION

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel and Secretary

PBF HOLDING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel and Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
	Name:	Shawn Goffinet
	Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent

By: Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Assistant Vice President